EXHIBIT 10.5

MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement, dated as of December 23, 2009 (the “Agreement”), is entered into by and among ActiveWorlds Corp., a U.S. public reporting company (the “Company”), Famous Grow Holdings Limited (the “Make Good Pledgor”), the investors listed on the Schedule of Investors attached hereto as Schedule I and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”), Baytree Capital Associates, LLC, a Delaware limited liability company, as representative of the Investors (the “Investor Agent”), and Paul Goodman, Esq., as escrow agent (“Escrow Agent”).

WHEREAS, each of the Investors has entered into a Securities Purchase Agreement, dated of even date herewith (the “Securities Purchase Agreement”), evidencing their participation in the Company’s private placement (the “Offering”) of securities.  As an inducement to the Investors to participate in the Offering and as set forth in the Securities Purchase Agreement, the Make Good Pledgor has agreed to place certain shares of common stock of the Company owned by it into escrow (the “Escrow Shares”) for the benefit of the Investors in the event that the Company fails to meet certain financial thresholds as set forth in this Agreement.

WHEREAS, the Make Good Pledgor and the Investors have requested that the Escrow Agent hold the Escrow Shares and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement; and

WHEREAS, all capitalized terms used but not defined herein which are defined in the Securities Purchase Agreement shall have the respective meanings given to such terms in the Securities Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Make Good Pledgor hereby appoints the Escrow Agent to act as Escrow Agent in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act as Escrow Agent in accordance with such terms and conditions.

2. Establishment of Escrow.  Upon the execution of this Agreement, the Make Good Pledgor shall deliver, or cause to be delivered, to the Escrow Agent certificates evidencing an aggregate of 3,791,218 shares of the Company’s common stock owned by the Make Good Pledgor, together with stock powers executed in blank, signature medallion guaranteed or in other form, and substance acceptable for transfer, to be held in escrow pursuant to the terms and conditions of this Agreement.  The Make Good Pledgor understands and agrees that the Investors’ right to receive certain of the Escrow Shares (the “Make Good Shares”) pursuant to this Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of the shares of Common Stock it acquired under the Securities Purchase Agreement (the “Purchased Shares”), and that each Investor shall have the right to assign its rights to receive all or any such Make Good Shares to other Persons in conjunction with negotiated sales or transfers of any of its Purchased Shares.  The Make Good Pledgor hereby irrevocably agrees that, other than in accordance with this Agreement, the Make Good Pledgor will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any of the Escrow Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive Make Good Shares).  The Escrow Agent shall notify the Investors when the Escrow Shares have been deposited with the Escrow Agent.

3. Representations of Make Good Pledgor.

The Make Good Pledgor hereby represents and warrants to the Investors as follows:

(i) The Make Good Pledgor is the record and beneficial owner of the Escrow Shares and all of the Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all liens.  Upon any transfer of Make Good Shares to Investors hereunder, Investors will receive full right, title and authority to the Escrow Shares free and clear of all liens.

(ii) Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any of the properties or assets of Make Good Pledgor pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Make Good Pledgor or such properties or assets, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

4. Disbursement of Make Good Shares.

In the event that the After PRC Tax Net Income (as defined below) for 2009 calculated based upon the figure as reported in the Annual Report on Form 10-K of the Company for the fiscal year ending December 31, 2009 (the “2009 Financial Statements”) as filed with the Securities and Exchange Commission ( the “SEC”), is more than 70% of amount equivalent to RMB 65 million (the “2009 Target Net Income”), the Escrow Agent shall deliver to the Make Good Pledgor, one-third (1/3) of the Escrow Shares being held by the Escrow Agent.  In the event that the After Tax Net Income is less than 70% of the 2009 Target Net Income, then the Escrow Agent shall deliver to the Investors, pursuant to the Investor Agent Written Instructions (hereinafter defined), on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the Securities Purchase Agreement) as specified in Schedule I to this Agreement, for no additional consideration, such number of Make Good Shares equal to ((2009 Target Net Income / Actual net income for 2009) -1) × 3,791,218, up to a maximum of the total number of Escrow Shares which were originally delivered to the Escrow Agent pursuant to the terms hereof.

In the event that the After Tax Net Income for 2010 calculated based upon the figures as reported in the Annual Report of the Company for the fiscal year ending December 31, 2010 (the “2010 Financial Statements”) as filed with the SEC, is more than 70% of  RMB 100.0 million (the “2010 Target Net Income”), the Escrow Agent shall deliver to the Make Good Pledgor, one-third (1/3) of the Escrow Shares then being held by the Escrow Agent. In the event that the After Tax Net Income is less than 70% of the 2010 Target Net Income, then the Escrow Agent shall deliver to the Investors, pursuant to the Investor Agent Written Instructions, on a pro rata basis (as determined by the formula set forth above), for no additional consideration, such number of Make Good Shares equal to ((2010 Target Net Income / Actual net income for 2010) - 1) × 3,791,218, up to a maximum of the total number of Escrow Shares remaining in the possession of the Escrow Agent pursuant to the terms hereof.

In the event that the After PRC Tax Net Income for 2011 as calculated based upon the figures reported in the Annual Report of the Company for the fiscal year ending December 31, 2011 (the “2011 Financial Statements”), is more than RMB 150 million (the “2011 Target Net Income”), the Escrow Agent shall deliver to the Make Good Pledgor any remaining Escrow Shares then being held by the Escrow Agent. In the event that the After Tax Net Income is less than 70% of the 2011 Target Net Income, then the Escrow Agent shall deliver to the Investors, pursuant to the Investor Agent Written Instructions, on a pro rata basis (as determined by the formula set forth above), for no additional consideration, such number of Make Good Shares equal to ((2011 Target Net Income / Actual net income for 2011) - 1) × 3,791,218, up to a maximum of the total number of Make Good Shares remaining in the possession of the Escrow Agent pursuant to the terms hereof, with the balance of the Escrow Shares held by the Escrow Agent, if any, being delivered to the Make Good Pledgor.

Within five (5) business days of Investor Agent’s receipt of the 2009 Financial Statements, the 2010 Financial Statements and the 2011 Financial Statements, as applicable, Investor Agent shall provide written instructions (the “Investor Agent Written Instructions”) in the form attached hereto as Exhibit A to the Escrow Agent instructing the Escrow Agent to issue and deliver the Make Good Shares, if any, to the Investors in accordance with the calculation above.

The Company will provide the Investor Agent with 2009 Financial Statements, the 2010 Financial Statements and the 2011 Financial Statements, as applicable, no later than two (2) days after the date on which the respective Annual Reports with the SEC to allow the Investor Agent the opportunity to evaluate whether the applicable Target Net Income was achieved.

After an Annual Report on Form 10-K for fiscal 2011 of the Company is filed with the SEC and the Make Good Shares issuable to Investors for fiscal year of 2011 have been transferred to the Investors, any Escrow Shares remaining in escrow shall be returned to the Make Good Pledgor within fifteen (15) Business Days of date of such transfer.

For purposes hereof, “After PRC Tax Net Income” shall mean the Company’s operating income after taxes incurred in PRC for the fiscal year ending December 31, 2009, December 31, 2010 or December 31, 2011 (as applicable) in each case determined in accordance with U.S. GAAP.

No fractional shares shall be delivered to the Purchasers under the calculations set forth in this Section 4.  If, upon calculation of the Make Good Escrow Shares to be delivered to the Investors pursuant to these calculations, an Investor would be entitled to receive a fractional interest in a share, such number of shares shall be rounded up or down to the nearest whole number of shares of Common Stock to be delivered to such Investor.  In addition to the Escrow Shares, upon receipt of written notice from the Investor Agent, the Make Good Pledgor shall deposit such number of additional shares (the “Additional Escrow Shares”), with the Escrow Agent in accordance with Section 1.2, solely to cover any shares required to be delivered to the Investors in excess of the Make Good Escrow Shares as a result of the rounding up of fractional shares under the calculations set forth in this Section 4.

5. Make Good Shares.

If any Make Good Shares are deliverable to the Investors in accordance with this Agreement, Make Good Pledgor covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Make Good Shares from Make Good Pledgor to the Investors, to the extent not done so in accordance with Section 2 until such time as (if at all) the Make Good Shares are required to be delivered pursuant to the Securities Purchase Agreement and in accordance with this Agreement.

Any dividends payable in respect of the Make Good Shares and all voting rights applicable to the Make Good Shares shall be retained by Make Good Pledgor and should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to the Make Good Pledgor and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Make Good Pledgor.

Assuming the Make Good Pledgor provides good and valid title to the Make Good Shares to be transferred and delivered on behalf of the Make Good Pledgor to the Investors hereunder, free and clear of all liens, encumbrances, equities or claims, the Escrow Agent will ensure that upon delivery of the Make Good Shares, good and valid title to the Make Good Shares, free and clear of all liens, encumbrances, equities or claims will pass to the Investors.   The Escrow Agent shall not take any action which could impair Investors’ rights in the Make Good Shares.  The Escrow Agent shall not sell, transfer, assign or otherwise dispose of (by operation of law or otherwise) or grant any option with respect to any Make Good Shares prior to the termination of this Agreement.

6. Interpleader.  Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent and/or the Investor Agent shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent and/or the Investor Agent are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing either Escrow Agent or the Investor Agent. If Escrow Agent or the Investor Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in the State of New York, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent and the Investor Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Shares and any other obligations hereunder.

7. Exculpation and Indemnification of Escrow Agent and the Investor Agent.

a.  Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise.  Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein.  Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document.  Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.  The Investor Agent’s sole obligation under this Agreement is to provide written instruction to Escrow Agent (following such time as the Company files certain periodic financial reports as specified in Section 4 hereof) directing the distribution of the Escrow Shares.  The Investor Agent will provide such written instructions upon review of the relevant After Tax Net Income amount reported in such periodic financial reports as specified in Section 4 hereof.  The Investor Agent is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto.  In the event of any actual or alleged mistake or fraud of the Company, its auditors or any other person in connection with such financial reports of the Company, the Investor Agent shall have no obligation or liability to any party hereunder.

b.  Neither the Escrow Agent nor Investor Agent will be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct.  The Escrow Agent and Investor Agent may each rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent or Investor Agent, as applicable), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent or Investor Agent, as applicable, to be genuine and to be signed or presented by the proper person or persons.  The duties and responsibilities of the Escrow Agent and Investor Agent, as the case may be, hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.  NEITHER THE ESCROW AGENT NOR INVESTOR AGENT SHALL BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S OR INVESTOR AGENT'S, AS THE CASE MAY BE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT OR INVESTOR AGENT, AS APPLICABLE, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

c.  The Company and the Make Good Pledgor hereby indemnify and hold harmless each of Escrow Agent, the Investor Agent and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent or the Investor Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent or the Investor Agent hereunder; except, that if Escrow Agent or the Investor Agent is guilty of willful misconduct or gross negligence under this Agreement, then Escrow Agent or the Investor Agent, as the case may be, will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence.  Promptly after the receipt by Escrow Agent or the Investor Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent or the Investor Agent, as the case may be, will notify the other parties hereto in writing.  For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.  The provisions of this Section 7 shall survive the termination of this Agreement, and the resignation or removal of the Escrow Agent.

8. Compensation of Escrow Agent.  Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Agreement.

9. Resignation of Escrow Agent.  At any time, upon ten (10) business says' written notice to the Company and the Investors, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company and the Investor Agent the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof.  If, by the end of the ten business day period following the giving of notice of resignation by Escrow Agent, the Company and the Investor Agent shall have failed to appoint a successor escrow agent, Escrow Agent shall deposit the Escrow Shares as directed by the Investor Agent with the understanding that such Escrow Shares will continue to be subject to the provisions of this Agreement.

10. Records.  Escrow Agent shall maintain accurate records of all transactions hereunder.  Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions.  The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

11. Notice.  All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature pages hereto.

12. Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Assignment and Modification.  This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only with the prior consent of the Company and the Investor Agent.  This Agreement and the rights and obligations hereunder of the Make Good Pledgor may not be assigned by the Make Good Pledgor.  Subject to the requirements under applicable laws, an Investor may assign its rights under this Agreement without any consent from any other party. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, the Make Good Pledgor and the Investor Agent (upon consent of the Investors holding a majority of the Shares issued at Closing under the Securities Purchase Agreement. This Agreement is binding upon and intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.  No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement.

14.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any such proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

15. Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

16. Attorneys’ Fees.  If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

17. Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

18.  Waiver. No waiver of, or  any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

19. Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

20. Construction. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

21. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth below.

COMPANY:

ActiveWorlds Corp

By:/s/ Paul Goodman
Name: Paul Goodman
Title: President
Date:

Address:
Facsimile:
Attn.:

MAKE GOOD PLEDGOR:

Famous Grow Holdings Limited

By: /s/ Qian Lei
Name: Qian Lei
Title:
Date:

Address:
Facsimile:
Attn.:

ESCROW AGENT:

By:	/s/ Paul Goodman
Name: Paul Goodman
Title:
Date:

Address:
Facsimile:
Attn.:

INVESTOR AGENT

Baytree Capital Associates, LLC
By:	/s/ Michael Gardner
Name: Michael Gardner
Title: Managing Member
Date:

Address:
Facsimile:
Attn.:

INVESTORS

By:
Name:
Title:
Date:

Address:
Facsimile:
Attn.:

SCHEDULE I
LIST OF INVESTORS
AND SHARES PURCHASED

(1)	(2)	(3)	(4)
Investor	Address and Facsimile Number	Number of Common Stocks	Purchase Price

Exhibit A

INSTRUCTION NOTICE

TO: ___________

This Instruction Notice is issued pursuant to that certain Make Good Escrow Agreement (the “Agreement”), dated as of December ___, 2009, by and among ActiveWorlds Corp, a U.S. public reporting company, Famous Grow Holdings Limited (the “Make Good Pledgor”), certain investors listed on the Schedule of Investors attached to the Agreement as Schedule I ( the “Investors”), Baytree Capital Associates, LLC, a Delaware limited liability company, as representative of the Investors (the “Investor Agent”), and you, as Escrow Agent. Capitalized terms used but not otherwise defined in this Instruction Notice shall have the meanings ascribed to them in the Agreement.

The undersigned hereby certifies that, pursuant to Section 4 of the Make Good Escrow Agreement, it has a good faith belief that the Investors are entitled to receive __________ shares of Make Good Shares as set forth in Exhibit A hereto.

Accordingly, you are hereby instructed to transfer, upon your receipt of this Instruction Notice, certain number of shares to the Investors as set forth in Exhibit A

A copy of this Instruction Notice has been given to the Company and Investors in accordance with the applicable provisions of the Make Good Escrow Agreement.

Dated: _____________, 20__.

Baytree Capital Associates, LLC

By:
Name:
Title:

Exhibit B

FEE SCHEDULE